Exhibit 99.05

Southern Company
Consolidated Earnings
As Reported
(In Millions of Dollars)
	Three Months Ended March
	2021	2020	Change
Income Account-
Retail Electric Revenues-
Fuel	$838	$677	$161
Non-Fuel	2,504	2,401	103
Wholesale Electric Revenues	545	418	127
Other Electric Revenues	170	151	19
Natural Gas Revenues	1,694	1,249	445
Other Revenues	159	122	37
Total Revenues	5,910	5,018	892
Fuel and Purchased Power	1,055	817	238
Cost of Natural Gas	583	439	144
Cost of Other Sales	82	55	27
Non-Fuel O&M	1,372	1,296	76
Depreciation and Amortization	871	857	14
Taxes Other Than Income Taxes	345	330	15
Estimated Loss on Plant Vogtle Units 3 and 4	48	—	48
(Gain) Loss on Dispositions, net	(44)	(39)	(5)
Total Operating Expenses	4,312	3,755	557
Operating Income	1,598	1,263	335
Allowance for Equity Funds Used During Construction	46	34	12
Earnings from Equity Method Investments	45	42	3
Interest Expense, Net of Amounts Capitalized	450	456	(6)
Other Income (Expense), net	58	103	(45)
Income Taxes	190	145	45
Net Income	1,107	841	266
Less:
Dividends on Preferred Stock of Subsidiaries	4	4	—
Net Loss Attributable to Noncontrolling Interests	(32)	(31)	(1)
NET INCOME ATTRIBUTABLE TO SOUTHERN COMPANY	$1,135	$868	$267
Notes
- Certain prior year data may have been reclassified to conform with current year presentation.